                                                                    EXHIBIT 99.5



                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                               Greenbelt Division


------------------------------------
                                    )
                                    )
In re                               )
                                    )
                                    )
CRIIMI MAE Inc., et al.,            )        Chapter 11
                                    )        Case Nos. 98-2-3115(DK)
                                    )        through 98-2-3117(DK)
               Debtors.             )        (Jointly Administered)
                                    )
------------------------------------


                PRAECIPE FILING AMENDED EXHIBIT B TO THE DEBTORS'
                    SECOND AMENDED JOINT DISCLOSURE STATEMENT

                  In connection with the hearing on approval of the Debtors' Second Amended Joint Disclosure Statement (the "Disclosure Statement') held on April 25, 2000, CRIIMI MAE Inc. ("CMI"), CRIIMI MAE Holdings II, L.P. ("Holdings") and CRIIMI MAE Management, Inc. ("Management") (collectively, the "Debtors") and the Official Committee of Equity Security Holders of CMI (the "Equity Committee"), by and through their undersigned counsel, hereby file this Praecipe Filing Amended Exhibit B to the Debtors' Second Amended Joint Disclosure Statement.

                  Approval of the Disclosure Statement including Amended Exhibit B filed herewith is hereby requested.

Dated:   July 21, 2000

VENABLE, BAETJER AND                      AKIN, GUMP, STRAUSS,
     HOWARD, LLP                             HAUER & FELD, L.L.P.

By:          /s/                          By:         /s/
   ----------------------------------        -----------------------------------
   Richard L. Wasserman                      Stanley J. Samorajczyk
   Federal Bar No. 02784                     Federal Bar No. 03113
   Carrie B. Weinfeld                        1333 New Hampshire Ave., NW
   Federal Bar No. 25365                     Washington, D.C.  20036
   1800 Mercantile Bank and Trust Building   (202) 887-4000
   Two Hopkins Plaza
   Baltimore, Maryland 21201                 Co-Counsel for CRIIMI MAE Inc.
   (410) 244-7400                            and CRIIMI MAE Holdings II, L.P.,
                                             Debtors-in-Possession

   Co-Counsel for CRIIMI MAE Inc.
   and CRIIMI MAE Holdings II, L.P.,
   Debtors-in-Possession

SHULMAN, ROGERS, GANDAL,                  COVINGTON & BURLING
    PORDY & ECKER, P.A.


By:          /s/                          By:            /s/
   ---------------------------------         -----------------------------------
   Morton A. Faller                          Michael St. Patrick Baxter
   Federal Bar No. 01488                     Federal Bar No. 09694
   11921 Rockville Pike                      Dennis B. Auerbach
   Third Floor                               Federal Bar No. 09290
   Rockville, MD 20852-2753                  1201 Pennsylvania Avenue, N.W.
   (301) 231-0928                            Washington, D.C. 20044
                                             (202) 662-6000

   Counsel for CRIIMI MAE
   Management, Inc.,                         Counsel for the Official Committee
   Debtor-in-Possession                      of Equity Security Holders of
                                             CRIIMI MAE Inc.

                            AMENDED EXHIBIT B TO THE
               DEBTORS' SECOND AMENDED JOINT DISCLOSURE STATEMENT

                                    EXHIBIT B

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

CRIIMI MAE INC.
Unaudited ProForma Condensed Consolidated Balance Sheet (Net of Match Funded Debt or "MFD")
AMOUNTS IN MILLIONS


                             ----------------------------------------------------------------------------------------------------
                                            MATCH FUNDING  12/31/1999   PROFORMA ADJ.   9/30/2000      EMERGENCE     9/30/2000
                               12/31/1999      RECLASS     NET OF MFD     01/00 TO     NET PROFORMA   ADJUSTMENTS   REORGANIZED
                                                                          9/00 (1)                        (2)
                             ----------------------------------------------------------------------------------------------------
ASSETS:
Cash and Cash Equivalents              91.6             -          91.6         114.9          206.6       (183.0)          23.5
CMBS Assets                         1,179.3       (278.2)         901.1       (355.2)          545.9             -         545.9
Insured Mtg Securities                394.9       (378.7)          16.1         (4.1)           12.0             -          12.0
Originated Loans                      470.2       (399.8)          70.4        (70.4)              -             -             -
Equity Basis Subsidiaries              34.9             -          34.9         (1.6)           33.3             -          33.3
Receivables and Other Assets          122.8         (7.6)         115.2        (57.2)           58.0             -          58.0
                             ----------------------------------------------------------------------------------------------------
TOTAL ASSETS                        2,293.7     (1,064.2)       1,229.4       (373.6)          855.8       (183.0)         672.8
                             ----------------------------------------------------------------------------------------------------

LIABILITIES:
Accounts and Other Payables            92.0         (7.6)          84.4        (36.7)           47.7        (35.7)          12.0

CBO Debt-CMBS                         278.2       (278.2)             -             -              -             -             -
CMO Debt-Insured Mtg Securities       378.7       (378.7)             -             -              -             -             -
CMO Debt-Originated Loans             399.8       (399.8)             -             -              -             -             -
                                     ------       -------          ----          ----           ----          ----         -----
                                    1,056.6     (1,056.6)             -             -              -             -             -

Secured Financing                     732.9             -         732.9       (363.4)          369.5       (369.5)             -
Unsecured Notes                       100.0             -         100.0             -          100.0       (100.0)             -
Other Unsecured Debt                   91.0             -          91.0           3.8           94.9        (94.9)             -
Other Secured Debt                      1.8             -           1.8          (1.8)             -             -             -
                                       ----          ----          ----         -----           ----          ----          ----
                                      925.7             -         925.7       (361.3)          564.4       (564.4)             -

Merrill/GACC Debt (new)                   -             -             -             -              -         269.5         269.5
Note A (new)                              -             -             -             -              -         105.0         105.0
Note B (new)                              -             -             -             -              -          50.5          50.5
                                       ----          ----          ----          ----           ----         -----         -----
                                          -             -             -             -              -         425.0         425.0

Total Liabilities                   2,074.3     (1,064.2)       1,010.1       (398.0)          612.0       (175.0)         437.0

SHAREHOLDERS' EQUITY:
Preferred Equity Face Value            60.2             -          60.2             -           60.2             -          60.2

Dividend Preferred Equity Face Value    8.5             -           8.5          15.9           24.4             -          24.4
Common Equity                         150.6             -         150.6           8.5          159.2         (8.0)         151.2
                                     ------          ----        ------          ----         ------         -----        ------
                                      159.1             -         159.1          24.4          183.5         (8.0)         175.6

                             ----------------------------------------------------------------------------------------------------
LIABILITIES AND
SHAREHOLDERS' EQUITY                2,293.7     (1,064.2)       1,229.4       (373.7)          855.8       (183.0)         672.8
                             ----------------------------------------------------------------------------------------------------


(1) Represents activities from January 1, 2000 to September 30, 2000 exclusive of cash payment and debt issuance to creditors pursuant to the Plan.

(2) Represents cash payments and debt issuance to creditors pursuant to the Plan.

         The unaudited pro forma condensed consolidated balance sheet (the "Pro Forma Balance Sheet") presented on the preceding page is based upon the historical balance sheet of the Company as of December 31, 1999. The Pro Forma Balance Sheet gives effect to (i) the reclassification of non-recourse debt and related interest payable against the corresponding CMBS, Insured Mortgage, and Originated Loan assets as reported on the Company's GAAP basis consolidated balance sheet as of December 31, 1999 (the "Match Funding Reclassification"),
(ii) pro forma adjustments to reflect the anticipated results of operations from December 31, 1999 through September 30, 2000 (the "Assumed Effective Date"), and
(iii) the reorganization, as detailed in the Plan, assuming the Plan becomes effective on the Assumed Effective Date (collectively, the "Pro Forma Adjustments"). Although the Company's financial results are not normally presented reflecting the Match Funding Reclassification, the Company believes that this presentation more clearly depicts the economic impact of the transactions contemplated by the Plan.

         The Company does not qualify for "fresh start reporting" under the provisions of the American Institute of Certified Public Accountants' Statement of Position ("SOP") 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" because (i) the Company's reorganization value of assets immediately before the date of Confirmation is expected to exceed the total of all post-petition liabilities and allowed Claims, and (ii) the Holders of existing voting shares immediately before Confirmation will receive more than 50 percent of the voting shares of the emerging entity.

         THE PRO FORMA BALANCE SHEET IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE AN ACTUAL STATEMENT OF THE FINANCIAL CONDITION, OR REFLECT OPERATING RESULTS, OF THE COMPANY ASSUMING THE TRANSACTIONS DESCRIBED HEREIN ARE CONSUMMATED ON THE RESPECTIVE DATES INDICATED, AND IS NOT INTENDED TO BE PREDICTIVE OR REPRESENTATIVE OF THE FINANCIAL CONDITION OR RESULTS OF OPERATIONS OF THE COMPANY AT ANY FUTURE DATE OR FOR ANY FUTURE PERIOD.

         The Pro Forma Adjustments are based on available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The Pro Forma Balance Sheet and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company, including the notes thereto, and the other information pertaining to the Company appearing elsewhere in this Disclosure Statement. In addition, the independent public accountants of the Company, Arthur Andersen LLP, have neither examined nor compiled or provided any other assurance report on the Pro Forma Balance Sheet in accordance with Generally Accepted Auditing Standards, and accordingly, assume no responsibility for it.

                         PROJECTED FINANCIAL INFORMATION

CRIIMI MAE INC.
Projected Condensed Consolidated Basis Balance Sheet-Net of Match Funded Debt ("MFD")
AMOUNTS IN MILLIONS


                             ---------------------------------------------------------------------------------------------------
                              EFFECTIVE DATE     1         2         3        4         5         6         7         8
                             ---------------------------------------------------------------------------------------------------
Cash and Cash Equivalents                  23.5      23.5      16.7       8.9      5.0       3.7      20.1      30.3      41.4
CMBS Assets Net of MFD                    545.9     549.0     552.5     558.5    566.9     578.1     591.3     606.9     623.5
Insured Mortgage Securities, Net of MFD    12.0      11.3      10.8      10.3     10.0       9.7       9.5       9.3       9.2
Equity Basis Subsidiaries                  33.3      32.8      32.9      32.6     31.8      30.6      29.0      27.0      24.7
Receivables and Other Assets               58.0      52.8      48.5      44.3     42.0      44.5      40.0      38.1      36.9
                                    -------------------------------------------------------------------------------------------
TOTAL ASSETS                              672.8     669.5     661.5     654.6    655.7     666.5     689.9     711.6     735.8
                                    -------------------------------------------------------------------------------------------

Accounts and Other Payables                12.0      16.3      17.3      15.2     14.8      11.3      12.0      12.0      12.0

Merrill/GACC Debt                         269.5     244.5     219.4     206.1        -         -         -         -         -
Note A                                    105.0      97.3      85.6      64.6     47.5         -         -         -         -
Note B                                     50.5      54.2      58.1      62.3     66.8      71.7         -         -         -
Merrill/GACC Replacement Debt                 -         -         -         -    193.5     176.6     158.0     137.5     115.0
Note A Replacement Debt                       -         -         -         -        -      43.9      43.9      43.9      43.9
Note B Replacement Debt                       -         -         -         -        -         -      79.1      79.1      79.1
                                         ------    ------    ------    ------   ------    ------   -------   -------   -------
                                          425.0     396.0     363.1     333.0    307.8     292.2     281.0     260.6     238.1

Preferred Equity Face Value                60.2      44.9      39.9      39.9     39.9      39.9      39.9      39.9      39.9

Dividend Preferred Equity Face Value       24.4      24.4      24.4      24.4     24.4      24.4      24.4      24.4      24.4
Common Equity                             151.2     187.9     216.9     242.2    268.8     298.8     332.6     374.9     421.5
                                         ------    ------    ------    ------   ------    ------    ------    ------    -----
                                          175.6     212.3     241.3     266.6    293.2     323.2     357.0     399.2     445.9

                                    -------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY      672.8     669.5     661.5     654.6    655.7     666.5     689.9     711.6     735.8
                                    -------------------------------------------------------------------------------------------

CRIIMI MAE INC.
Projected Cashflows - Net of Match Funded Debt ("MFD")
AMOUNTS IN MILLIONS


                                             ---------------------------------------------------------------------------------------
                                                 1         2          3          4          5          6          7          8
                                             ---------------------------------------------------------------------------------------
CASHFLOWS
CBO 1 Retained Bonds                              11.0       10.9       10.9       11.0       10.8       11.3       11.4       11.2
CBO 2 Retained Bonds                              72.0       72.1       72.2       72.0       71.9       71.7       71.3       72.1
Nomura 1998 D-6                                    2.8        2.8        2.8        2.8        2.8        2.8        2.8        2.8
Effect of Credit Losses and Int.
Shortfalls on Cashflow                           (4.9)      (5.6)      (8.4)     (10.6)     (12.4)     (13.8)     (14.6)     (14.8)
                                                 -----      -----      -----     ------     ------     ------     ------     ------
                                               $  80.9    $  80.1    $  77.5    $  75.2    $  73.1    $  72.0    $  70.8    $  71.3

Insured Mortgage Securities - Net of MFD           3.5        3.2        3.0        2.8        2.6        2.4        2.3        2.1
AIM Funds Gen. Ptnrship and Investment
LP Interests                                       3.1        2.5        1.9        1.5        1.2        1.0        0.8        0.6
Mezzanine Loans                                    1.1        1.1        1.1        1.1        1.1        1.1        1.1        1.1
Short-Term Interest Income                         1.6        1.4        0.9        0.5        0.3        0.8        1.7        2.4
Servicing Affiliates distributions                   -          -          -          -          -          -          -          -
                                                  ----       ----       ----       ----       ----       ----       ----       ----
                                                  90.2       88.3       84.4       81.0       78.3       77.2       76.6       77.5
INTEREST EXPENSE
Merrill/GACC Debt                               (25.8)     (23.3)     (21.4)     (20.1)          -          -          -          -
Note A                                          (11.9)     (10.7)      (8.8)      (6.6)      (5.4)          -          -          -
Note B                                           (6.8)      (7.3)      (7.8)      (8.4)     (14.0)      (4.8)          -          -
Merrill/GACC Extension Fees                          -      (3.3)      (6.4)      (2.9)          -          -          -          -
Note A Extension Fees                                -          -          -      (0.7)      (1.3)          -          -          -
Note B Extension Fees                                -          -          -      (1.0)      (3.3)          -          -          -
Merrill/GACC Replacement Debt                        -          -          -          -     (19.4)     (17.7)     (15.9)     (13.8)
Note A Replacement Debt                              -          -          -          -          -      (5.2)      (5.2)      (5.2)
Note B Replacement Debt                              -          -          -          -          -          -     (10.3)     (10.3)
LIBOR Cap Hedge Cashflows                          0.4        0.0          -          -          -          -          -          -
                                                  ----       ----       ----       ----       ----       ----       ----     ------
                                                (44.1)     (44.6)     (44.4)     (39.7)     (43.5)     (27.7)     (31.3)     (29.3)

                                             ---------------------------------------------------------------------------------------
NET INTEREST MARGIN                               46.1       43.6       40.0       41.4       34.8       49.5       45.3       48.2
                                             ---------------------------------------------------------------------------------------

General Operating & Administrative              (10.0)     (10.0)     (10.0)     (10.2)     (10.8)     (11.0)     (11.2)     (11.2)

                                             ---------------------------------------------------------------------------------------
CASHFLOW FROM OPERATIONS                          36.1       33.6       30.0       31.2       23.9       38.5       34.1       37.0
                                             ---------------------------------------------------------------------------------------

DEBT AMORTIZATION
Merrill/GACC Debt                               (25.0)     (25.1)     (13.3)     (14.6)          -          -          -          -
Note A Miscellaneous Collateral Amortization     (7.7)      (6.8)      (6.0)      (5.4)      (4.9)          -          -          -
Note A Other Scheduled Amortization                  -      (5.0)     (15.0)     (11.6)          -          -          -          -
Merrill/GACC Replacement Debt
                                                     -          -          -          -     (16.9)     (18.6)     (20.4)     (22.5)
                                                  ----       ----       ----       ----     ------     ------     ------     ------
                                                (32.6)     (36.9)     (34.3)     (31.6)     (21.8)     (18.6)     (20.4)     (22.5)
DEBT FACILITY MATURITIES/REFINANCING
Principal Amount of Replacement Financing            -          -          -      193.5       43.9       79.1          -          -
Replacement Financing Origination Fees               -          -          -      (1.9)      (1.3)      (2.2)          -          -
Emergence Debt Principal Repayments                  -          -          -    (191.5)     (42.6)     (77.0)          -          -
                                                  ----       ----       ----    -------     ------     ------       ----       ----
Net Proceeds                                         -          -          -          -          -          -          -          -

                                             ---------------------------------------------------------------------------------------
Cashflow Available to Equity                       3.5      (3.3)      (4.3)      (0.5)        2.2       19.9       13.7       14.5
                                             ---------------------------------------------------------------------------------------
DIVIDENDS
Dividend Preferred Cash Dividends                (3.5)      (3.5)      (3.5)      (3.5)      (3.5)      (3.5)      (3.5)      (3.5)
                                             ---------------------------------------------------------------------------------------
NET INCR/DECR IN CASH                                -      (6.8)      (7.8)      (3.9)      (1.3)       16.4       10.2       11.0
                                             ---------------------------------------------------------------------------------------

CASH RECONCILIATION
Opening Balance                                   23.5       23.5       16.7        8.9        5.0        3.7       20.1       30.3
Net Increase/Decrease                                -      (6.8)      (7.8)      (3.9)      (1.3)       16.4       10.2       11.0
                                             ---------------------------------------------------------------------------------------
ENDING CASH BALANCE                               23.5       16.7        8.9        5.0        3.7       20.1       30.3       41.4
                                             ---------------------------------------------------------------------------------------

CRIIMI MAE INC.
Projected Tax Basis (Loss) Income - Net of Match Funded Debt ("MFD") AMOUNTS IN MILLIONS


                                             ---------------------------------------------------------------------------------------
                                                 1         2          3          4          5          6           7          8
                                             ---------------------------------------------------------------------------------------
TAX BASIS INCOME
CBO1, CBO2, and Nomura NR                        112.0      115.4      120.2      123.7      127.5      131.3       131.2      128.3
Effect of Credit Losses and Int.
 Shortfalls on Tax Income                        (2.6)      (5.8)      (9.2)     (12.0)     (14.5)     (16.4)      (17.7)     (18.2)
                                              --------   --------   --------   --------   --------   --------    --------   --------
                                              $  109.5   $  109.6   $  111.0   $  111.7   $  113.0   $  114.9    $  113.4   $  110.1

Insured Mortgage Securities - Net of MFD           2.8        2.6        2.4        2.3        2.1        2.0         1.9        1.8
AIM Funds Gen. Ptnrship and Investment
 LP Interests                                      1.0        0.8        0.6        0.5        0.4        0.3         0.2        0.2
Mezzanine Loans and Short Term Interest            1.1        1.1        1.1        1.1        1.1        1.1         1.1        1.1
Short-Term Interest Income                         1.6        1.4        0.9        0.5        0.3        0.8         1.7        2.4
Servicing Affiliates - Equity Income               1.6        1.7        0.9        0.2      (0.4)      (0.9)       (1.4)      (1.9)
                                              --------   --------   --------   --------   --------   --------    --------   --------
                                                 117.6      117.2      117.0      116.3      116.5      118.1       116.9      113.7
INTEREST EXPENSE
Merrill/GACC Debt                               (25.8)     (23.3)     (21.4)     (20.1)          -          -           -          -
Note A                                          (11.9)     (10.7)      (8.8)      (6.6)      (5.4)          -           -          -
Note B                                          (10.5)     (11.2)     (12.0)     (12.9)     (13.8)     (15.1)           -          -
Merrill/GACC Extension Fees                          -      (3.3)      (6.4)      (2.9)          -          -           -          -
Notes A&B Extension Fees                             -          -          -      (1.7)      (4.7)          -           -          -
Merrill/GACC Replacement Debt                        -          -          -          -     (19.4)     (17.7)      (15.9)     (13.8)
Note A Replacement Debt                              -          -          -          -          -      (5.2)       (5.2)      (5.2)
Note B Replacement Debt                              -          -          -          -          -          -      (10.3)     (10.3)
Gain on LIBOR Cap Hedges                           0.4        0.0          -          -          -          -           -          -
Amort of Deferred Costs                          (2.4)      (1.4)      (1.3)      (1.3)      (1.6)      (1.6)       (1.9)      (1.2)
                                              --------   --------   --------   --------   --------   --------    --------   --------
                                                (50.1)     (50.0)     (50.0)     (45.5)     (44.9)     (39.6)      (33.2)     (30.4)

                                             ---------------------------------------------------------------------------------------
NET INTEREST MARGIN                               67.5       67.2       67.0       70.8       71.5       78.5        83.6       83.3
                                             ---------------------------------------------------------------------------------------

General Operating & Administrative              (10.0)     (10.0)     (10.0)     (10.0)     (10.0)     (10.0)      (10.0)     (10.0)
Credit Loss Deduction - Estimated                (2.4)      (8.0)     (12.9)     (13.7)     (11.4)     (10.0)       (7.8)      (5.3)
Amortization of Mark to Market Adjustment      (119.5)    (119.5)    (119.5)     (29.9)          -          -           -          -
Deductions for Dividends Paid                        -          -          -      (7.8)      (7.8)      (7.8)       (7.8)      (7.8)
NOL Carryforward Utilization                         -          -          -      (8.5)     (38.1)     (45.7)      (52.3)     (54.2)
                                             ---------------------------------------------------------------------------------------
TAXABLE (LOSS) INCOME (1)                       (64.4)     (70.2)     (75.4)        0.9        4.2        5.1         5.8       6.0
                                             ---------------------------------------------------------------------------------------

DIVIDENDS

Series B                                         (4.3)      (4.3)      (4.3)      (4.3)      (4.3)      (4.3)       (4.3)      (4.3)
Series E                                         (1.5)      (0.2)          -          -          -          -           -          -
Series F and Series G Dividend Preferred         (3.5)      (3.5)      (3.5)      (3.5)      (3.5)      (3.5)       (3.5)      (3.5)
                                             ---------------------------------------------------------------------------------------
Subtotal                                         (9.3)      (8.0)      (7.8)      (7.8)      (7.8)      (7.8)       (7.8)      (7.8)
                                             ---------------------------------------------------------------------------------------

                                             ---------------------------------------------------------------------------------------
CASH DIVIDENDS TO COMMON                             -          -          -          -          -          -           -          -
                                             ---------------------------------------------------------------------------------------

                                             ---------------------------------------------------------------------------------------
NET OPERATING LOSS

NOL Created                                     (64.4)     (70.2)     (75.4)          -          -          -           -          -
Taxable Income before NOL Usage                      -          -          -        9.4       42.3       50.7        58.1       60.2
Alternative Minimum Tax Limitation                   -          -          -      (0.9)      (4.2)      (5.1)       (5.8)      (6.0)
                                              --------   --------   --------   --------   --------   --------    --------   --------
NOL Utilized                                         -          -          -        8.5       38.1       45.7        52.3       54.2
                                              --------   --------   --------   --------   --------   --------    --------   --------
NOL Carryforward Amount (2)                    (133.1)    (203.4)    (278.8)    (269.3)    (227.0)    (176.3)     (118.2)     (58.0)
                                             ---------------------------------------------------------------------------------------


(1)  - The Company, due to Alternative Minimum Tax NOL usage limitations, accrues and pays tax at 20% of the AMT Taxable Income beginning in Period 4 of this Projection Statement.

(2)  - Beginning in Period 4, this amount represents the AMT NOL carryforward.

         The preceding projected financial data (the "Projections") were prepared by CRIIMI MAE based upon various assumptions including assumptions about the economy and financial markets in general, and the related effect on the Reorganized Company's future financial condition and results of operations.

         The Projections are provided for informational purposes only. The Company does not generally publish its business plans and strategies or make external projections of its anticipated financial position or results of operations. Accordingly, the Company does not intend to update or otherwise revise the Projections to reflect circumstances existing since their preparation in July 2000, or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, the Company does not intend to update or revise the Projections to reflect changes in general economic or industry conditions. However, the Company's regular quarterly and annual financial statements, and the accompanying discussion and analysis, contained in the Company's Quarterly SEC Reports on Form 10-Q and Annual Reports on Form 10-K, will contain disclosure concerning the Company's actual financial condition and operating results during the period covered by such Reports.

         The Projections were prepared for the limited purpose of providing information in conjunction with the Plan. Accordingly, the Projections were not prepared to comply with guidelines for prospective financial statements published by the American Institute of Certified Public Accountants regarding financial projections, and are not intended to comply with Rule 11-02 of Regulation S-X of the SEC. The Company believes that while not consistent with its traditional GAAP and SEC reporting, the Projections present the net assets and recourse debt obligations in a more relevant and understandable format for the purpose of this Disclosure Statement. The Company's independent public accountants, Arthur Andersen LLP, have neither compiled nor examined, or provided any other assurance report in accordance with Generally Accepted Auditing Standards, on the accompanying projected financial information, to determine the reasonableness thereof and, accordingly, have not expressed any opinion or any other form of assurance with respect thereto.

         Projected unaudited consolidated financial statements for the Company are included for eight annual periods commencing on the Assumed Effective Date.

         Additional information relating to the principal assumptions used in preparing the Projections is set forth below. See "CERTAIN RISK FACTORS" for a discussion of various other factors that could materially affect the Company's financial condition, results of operations, businesses, prospects and securities.

         The following points represent the significant assumptions underlying the Pro Forma Balance Sheet and Projections.

 SIGNIFICANT ASSUMPTIONS RELATED TO THE PRO FORMA BALANCE SHEET AND PROJECTIONS

PRE-EMERGENCE ASSET SALE TRANSACTIONS:
The Projections assume that the CMBS Sale Portfolio is sold as follows:
- Morgan Wells and Lehman/First Union Bonds were sold in February and April 2000, respectively.
-    Balance of the CMBS Sale Portfolio is sold on or before September 30, 2000.
- The combined sales price of the CMBS Sale Portfolio, inclusive of the Company's economic interest in the Originated Loans (CMO-IV), is approximately $433 million, $351 million of which is used to pay related secured debt.

General:
- THE DEBTORS' PLAN IS EFFECTIVE ON SEPTEMBER 30, 2000 (THE "ASSUMED EFFECTIVE DATE").
- THE PRO FORMA BALANCE SHEET AND THE PROJECTIONS ARE PRESENTED NET OF THE NON-RECOURSE DEBT ASSOCIATED WITH THE COMPANY'S ASSETS. THE NON-RECOURSE DEBT WAS ISSUED IN RELATION TO THE COMPANY'S 1996 AND 1998 CMBS RE-SECURITIZATION TRANSACTIONS (CBO-1 AND CBO-2), THE INSURED MORTGAGE SECURITIES (CMO-I, CMO-II, CMO-III) AND THE ORIGINATED LOANS (CMO-IV), COLLECTIVELY ("THE MATCH FUNDED DEBT"). IT IS ANTICIPATED THAT THE MATCH FUNDED DEBT AND CORRESPONDING ASSETS RELATED TO THE CMO-IV TRANSACTION WILL BE REMOVED FROM THE COMPANY'S BALANCE SHEET WHEN SUCH ECONOMIC INTERESTS ARE SOLD.
- THE PRO FORMA BALANCE SHEET ANTICIPATES THE RECOGNITION OF NEW DEBT AT FAIR VALUE, WITH THE RELATED ORIGINATION AND PROFESSIONAL FEES RECOGNIZED AS CURRENT EXPENSE ITEMS AS OPPOSED TO CAPITALIZED ITEMS IN ACCORDANCE WITH SOP 90-7. THE COMPANY DOES NOT CURRENTLY ANTICIPATE A DIFFERENCE BETWEEN THE NEW DEBT'S FAIR VALUE AND ITS PREVIOUS CARRYING AMOUNT, ALTHOUGH THERE CAN BE NO ASSURANCE THAT SUCH A DIFFERENCE WILL NOT OCCUR. ANY DIFFERENCE BETWEEN THE NEW DEBT'S FAIR VALUE AND ITS PREVIOUS CARRYING AMOUNT WILL BE RECOGNIZED AS AN EXTRAORDINARY ITEM.
- For all Projection periods, the Company assumes that one month LIBOR remains constant at 6.8%. This LIBOR benchmark is utilized to calculate the interest cost on the Merrill/GACC Debt facility, its successor facility, and as a proxy for the Series E Preferred Stock floating rate dividend accrual benchmark, and to estimate the Company's reinvestment income.

THE COMPANY'S BUSINESS PLAN:
The Projections are a base line measure and assume that no additional purchases of CMBS are made during the Projection period. It is not the Company's intention to accumulate net excess cash generated from its existing assets; rather, the base line Projections are intended to demonstrate the amount of excess cash that the core group of assets would, based upon assumptions, generate under the Company's reorganized debt structure. Any excess cash generated by the core group of assets, exclusive of that used to service the Company's debt, pay operating expenses, or make required cash dividend payments, is assumed to be retained in cash or short-term investments and reinvested at one month LIBOR. Although the Company contemplates that such cash would, in part, fund its securities trading, acquisition, and other investment activities, it has not projected the results of any such activities. The Company expects to continue to operate its business in such a manner that it will not be required to register as an investment company under the Investment Company Act of 1940 and the rules and regulations thereunder.

FINANCIAL STATEMENT PRESENTATION

GENERAL:
- The Projections have not been prepared or presented in a manner consistent with the Company's traditional GAAP reporting, although the Company believes that the method of presentation (reflecting the Match Funding Reclassification) is more relevant and understandable in presenting the economics of the transactions contemplated by the Plan.
- The periods presented are annual periods beginning with the Assumed Effective Date. The years presented do not represent calendar years.

BALANCE SHEETS:
- The Company's assets, as presented in the Pro Forma Balance Sheet at December 31, 1999, equal the reported fair value, or amortized cost as appropriate, less the amortized cost of the related Match Funded Debt, arriving at a Net of Match Funded Debt presentation. The resulting asset presentation is subsequently adjusted for discount and/or premium amortization to reflect the passage of time in the Projection periods. The projected balance sheet treatment of the CMBS and Insured Mortgage Securities, while reflective of the normal estimated discount and/or premium amortization related to the assets, is not intended to represent the fair value of the Company's retained portion of such assets for any given Projection period.
- Liabilities presented on the Pro Forma and projected balance sheets are only those liabilities that are recourse to the Company.

PROJECTED CASHFLOWS:
- The Projected Cashflows are presented reflecting the Match Funding Reclassification.
- For purposes of the Projections, it is assumed that the Company neither receives, nor funds, any cash to or from its primary servicing affiliate, CRIIMI MAE Services Limited Partnership ("CMSLP").

PROJECTED TAX BASIS (LOSS)/INCOME:
- Tax Basis (Loss)/Income presentation is presented reflecting the Match Funding Reclassification.
- For purposes of the Projections, the effect of "writing down" the CMBS portfolio, resulting from the Company's trader status election as discussed below, is in effect throughout the Projection period.

IMPACT OF TRADER ELECTION:
- The Company has elected to be classified as a securities trader for tax purposes.
-    Such election impacts the Projections primarily through:
     - Recognition of approximately $478 million of mark-to-market adjustments to the tax basis of the CMBS securing the Company's CBO assets on a straight line basis over years one through four of the Projections;
     - Corresponding downward adjustment of the tax basis of the Company's retained CMBS assets;
     - Subsequent to the $478 million mark-to-market adjustment, a relative increase in the tax yield and taxable income of the Company's CMBS due to such decrease in tax basis;
     - Creation of tax basis net operating losses for the first four years of the Projections, primarily resulting from the recognition of the aforementioned mark-to-market adjustments. Any accumulated and unused net operating loss carryforward is utilized to offset the majority of taxable income in periods five through eight of the Projections.

ASSETS:

CMBS ASSETS (AND RELATED CREDIT LOSSES):
- The Projections assume that the Company's CMBS assets, after giving effect to the sale of the CMBS Sale Portfolio, include the retained bonds from its CBO-1 and CBO-2 resecuritizations, and the unrated bond from the NASC 1998 D-6 securitization. Economically, the Company holds approximately $111 million, $1.1 billion, and $47 million face amount of bonds from CBO-1, CBO-2 and NASC 1998 D-6, respectively. Collectively, the Company's CMBS have a weighted average coupon of approximately 6.8%.
- The Projections utilize the Company's most recent estimates of future credit losses on the CMBS assets described above.
- The tax basis credit loss deductions are assumed to be realized through a proportionate reduction in the then current tax basis of the bonds when compared to the assumed face amount of the loss.
- The magnitude and timing of credit losses have a direct impact on the Company's cashflow. The Company projects interest shortfalls during the periods covered by the Projections that are equal to approximately one year's coupon interest income on the succeeding year's assumed CMBS principal loss. The Company assumes that such interest shortfalls on delinquent loan payments are not recovered.

INSURED MORTGAGE SECURITIES:
- Prepay at a constant prepayment rate ("CPR") of 10% during the period covered by the Projections.
- The assets are presented reflecting the Match Funding Reclassification on the balance sheet.
- The face amount of the mortgage securities is assumed to be $393 million with corresponding aggregate CMO bond balances of $379 million.
- The weighted average coupon on the collateral is assumed at 7.7% and the weighted average coupon on the related bonds is assumed at 7.0%.

EQUITY BASIS SUBSIDIARIES:
- The Company, through CRIIMI Inc., owns general partnership interests in AIM 84, AIM 85, AIM 86, and AIM 88. Such interests represent 2.9%, 3.9%, 4.9% and 4.9% of the AIM fund net cashflow respectively. In addition, through CRI/AIM Investment LP, the Company owns a 20% interest in the advisor to the AIM funds. The advisor earns a fee based on AIM fund invested asset balances. The Projections include cashflows related to the Company's ownership interests, assuming a 21% CPR on the mortgages and invested assets underlying the AIM funds.
- The Company carries its investment in servicing affiliates, CRIIMI MAE Services L.P. and CRIIMI MAE Services Inc., utilizing the equity method of accounting. For purposes of the Projections, it is assumed that the Company neither receives, nor funds, any cash to or from these servicing affiliates.

RECEIVABLES AND OTHER ASSETS:
- Pro forma Receivables and Other Assets include the following approximate amounts:
     - $14 million of intangible costs related to the merger of certain business in 1995, and $14 million of debt issuance and other deferred costs,
     - $7 million of Mezzanine Notes that generate cashflow of approximately 15% per annum during the periods covered by the Projections,
     - $12 million of miscellaneous assets, including a $3 million Deferred Compensation Note Receivable, and
     -    $11 million of normalized interest receivable on assets.
     Intangible assets are amortized in the Projections, while Mezzanine Loans and Interest Receivable are assumed to remain constant throughout the Projection period.

LIABILITIES:

ACCOUNTS AND OTHER PAYABLES:
- Pro forma Accounts and Other Payables include the following approximate amounts:
     -    $5 million of normalized accounts payable,
     -    $4 million of normalized interest payable on recourse debt,
     - $3 million of CRIIMI MAE Management, Inc. note payable (offset through other assets),
     - Accounts and Other Payables are assumed to remain constant throughout the Projection period with the exception of increases/decreases reflecting the accrual and payment of extension fees to Merrill/GACC and Notes A and B as discussed below.

Debt Facilities

MERRILL LYNCH/GACC DEBT:  (SEE PLAN SECTION IV)
-    Accrues and pays an interest rate of one month LIBOR plus 325bps per annum.
- Interest accrues on the average balance outstanding as of the beginning and end of each period presented.
-    Principal repayments are made in the following manner:
     - Year 1 - All net cash flow available to the Company, after maintenance of working capital, and the payment of:
          -    all interest due on debt,
          -    general and administrative expenses,
          -    Note A Miscellaneous Collateral amortization.
          -    Collectively these items are known as (the "Cash Sweep").
     - Year 2 - Merrill/GACC Cash Sweep continues until the aggregate principal paydown is equal to $50 million, assumed to occur within 24 months of the Assumed Effective Date.
     - Years 3 and 4 - Merrill/GACC facility receives principal amortization assuming the original principal amount is fully amortized, utilizing mortgage-type amortization, by the 13th anniversary of the Assumed Effective Date, with the interest rate remaining constant at one month LIBOR plus 325bps.
     - Extension fees are paid in cash to Merrill/GACC, at a rate of 1.5% of the then outstanding principal balance, at the end of months 24, 30, 36 and 42.

NOTE A:  (SEE PLAN SECTION IV)
-    5 year term and an interest rate of 11.75% per annum.
- Interest accrues on the average balance outstanding as of the beginning and end of each period presented.
- Principal amortization (payable quarterly) beginning in year 1 and throughout the five year term in an amount equal to the sum of the following:
     -    Insured Mortgage Proceeds,
     -    AIM Fund Proceeds, and
     -    Mezzanine Note Proceeds.
     - Collectively, these items are known as the "Miscellaneous Collateral Amortization".
- Scheduled amortization payments of $0, $5 million, $15 million, and $15 million payable at the end of years 1, 2, 3 and 4, respectively. No scheduled amortization is payable in year 5, as the remaining unpaid principal amount of the note is due at the end of such year. If the Note A holders do not receive all or any portion of a Scheduled Principal Paydown in any year and the Miscellaneous Collateral has not been sold, the Note A holders shall receive additional interest of 200 basis points on any unpaid amortization amount until such time as the amount is paid. The Projections make such adjustments where appropriate.
- Extension fees are paid in cash, at a rate of 1.5% of the then outstanding principal balance, at the end of months 48 and 54.

NOTE B  (SEE PLAN SECTION IV)
- 6 year term, a cash interest rate of 13.00%, plus an accretion or negative amortization rate of 7.00% of the outstanding principal balance.
- Interest is paid semi-annually in arrears through the fifth anniversary of the Note with interest for the sixth year of the Note payable one-half on the fifth anniversary of the Note and one-half on maturity date. Both the cash and non-cash components accrue on the average balance outstanding as of the beginning and end of each period presented.
-    No cash principal amortization during its term.
- Total outstanding principal amount, including all accretion, is paid at the end of year 6.
- Extension fees are paid in cash, at a rate of 1.5% of the then outstanding principal balance, at the end of months 48, 54, and 60.


Refinancing of Debt Facilities

MERRILL/GACC REPLACEMENT DEBT:
- At the end of the 4 year period, it is assumed that the outstanding principal balance of the Merrill/GACC facility is refinanced into a hypothetical 8 year, fully amortizing facility. The terms of the Merrill/GACC facility do not provide for any extension beyond the original 4 year period.
-    Interest accrues and is payable at the same rate, one month LIBOR plus
     325bps.
-    An origination fee of 1.0% of the principal balance.

NOTE A REPLACEMENT DEBT:
- At stated maturity, 5 years after the Assumed Effective Date, it is assumed that the outstanding principal balance is refinanced into a hypothetical high-yield note. The terms of Note A do not provide for any extension beyond the original 5 year term.
-    Interest accrues and is payable at a rate of 11.75% per annum.
-    No principal amortization.
-    An origination fee of 3.0% of the principal balance.

NOTE B REPLACEMENT DEBT:
- At stated maturity, 6 years after the Assumed Effective Date, it is assumed that the outstanding principal balance is refinanced into a hypothetical high-yield note. The terms of Note B do not provide for any extension beyond the original 6 year term.
-    Interest accrues and is payable at a rate of 13.00% per annum.
-    No principal amortization.
-    No accretion coupon or negative amortization provisions.
-    An origination fee of 3.0% of the principal balance.

Preferred Stock

SERIES B PREFERRED STOCK:

- The entire amount, approximately $39 million face value, of Series B Preferred Stock remains outstanding throughout the Projection period.

- The Company is seeking approval, through the Plan, to pay dividends on the Series B Preferred Stock, including those accrued as of the Effective Date (approximately $8.7 million), in cash or common stock at the Company's option. It is assumed in the Projections that such dividends are paid in common stock.
- Dividends accrue at 10.875% per annum prospectively, and are assumed paid in CRIIMI MAE common stock.

SERIES D PREFERRED STOCK:
- All outstanding shares of Series D Preferred Stock, $10.0 million, are exchanged for Series E Preferred Stock on a share-for-share basis before the Assumed Effective Date.
- All accrued but unpaid dividends on the Series D Preferred Stock (approximately $1.3 million) are paid in CRIIMI MAE common stock on the Assumed Effective Date.

SERIES E PREFERRED STOCK:
- All accrued but unpaid dividends on the portion of the Series E Preferred Stock which includes the previously exchanged Series C Preferred Stock (approximately $1.7 million) are paid in CRIIMI MAE common stock on the Assumed Effective Date.
- All shares of Series E Preferred Stock, $20.3 million after giving effect to the exchange of Series D Preferred Stock, are converted into CRIIMI MAE common stock within 15 months of the Assumed Effective Date.
- The Series E Preferred Stock accrues dividends at a rate of three month LIBOR plus 250bps per annum after the Assumed Effective Date, and such accrued dividends are paid in CRIIMI MAE common stock.

SERIES F DIVIDEND PREFERRED STOCK:
- The Company is seeking approval, through the Plan, to pay dividends on the Series F Dividend Preferred Stock in cash or common stock at the Company's option.
- The $5.9 million of currently outstanding Series F Dividend Preferred Stock accrues dividends at a rate of 12% per annum, and the Projections assume that such dividends are paid in cash.

SERIES G DIVIDEND PREFERRED STOCK:
- It is assumed that approximately $37 million of Series G Dividend Preferred Stock is issued in 2000 in relation to 1999 taxable income.
- Dividends on the Series G Dividend Preferred Stock will be payable in cash or common stock at the Company's option.
- 50% of the Series G Dividend Preferred Stock is assumed converted into CRIIMI MAE common stock, and the outstanding balance is assumed to pay dividends at a rate of 15% per annum. The Projections assume that such dividends are paid in cash.

Common Stock:

- THE SECURITIES TRADER ELECTION AND REQUIRED RECOGNITION OF MARK-TO MARKET ADJUSTMENTS CREATE TAX BASIS NET OPERATING LOSSES AND CARRYFORWARDS THROUGHOUT THE PROJECTION PERIOD. BECAUSE THE COMPANY'S COMMON DIVIDENDS ARE BASED ON TAXABLE INCOME AND RELATED REIT DISTRIBUTION REQUIREMENTS, NO DIVIDENDS ARE ASSUMED PAID TO HOLDERS OF THE COMPANY'S COMMON STOCK DURING THE PROJECTION PERIOD.

GENERAL OPERATING AND ADMINISTRATIVE EXPENSES:

- General operating and administrative expenses represent the normalized personnel, facility and operating costs the Company anticipates experiencing. Such amounts approximate $10 million per year.
- General operating and administrative expenses increase beginning in year 4 due to assumed taxes relating to Alternative Minimum Tax usage limitations. The Projections assume a non-deductible 20% tax on AMT Taxable Income.
- The general operating and administrative costs of operating CMSLP are included net of revenues in the "Servicing Affiliates" caption in the Estimated Tax Basis (Loss) Income Projection.

                             CERTIFICATE OF SERVICE

                  I HEREBY CERTIFY that on this 21ST day of July, 2000, copies of the Praecipe Filing Amended Exhibit B to the Debtors' Second Amended Joint Disclosure Statement were sent via first-class mail, postage prepaid (except as otherwise indicated), to the persons on the attached service list.



                                                            /s/
                                                --------------------------------
                                                     Richard L. Wasserman



                                     -3-